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Exhibit (n)(2)

CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Pre-Effective Amendment No. 5 to Registration Statement No. 333-172733 on Form N-2 of our report dated February 21, 2012, relating to the special purpose schedule of investments as of December 31, 2011 to be sold to Crescent Capital Finance Group, Inc. appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading "Independent Auditors" in the Prospectus.

/s/ Deloitte & Touche LLP

Los Angeles, California
February 28, 2012

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  Exhibit (n)(2)
CONSENT OF INDEPENDENT AUDITORS